                                                                 Exhibit 10.7(b)

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                            LINE OF CREDIT AGREEMENT

                                      among

                                  TOYMAX, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                       and

                          CONGRESS TALCOTT CORPORATION
                               AS COLLATERAL AGENT

                             Dated February 3, 1999



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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


SECTION                                                                     PAGE
-------                                                                     ----
  1.    DEFINITIONS AND RULES OF INTERPRETATION............................    1
        Section 1.1.    DEFINITIONS........................................    1
        Section 1.2.    RULES OF INTERPRETATION............................   10

  2.    THE CREDIT FACILITIES..............................................   11
        Section 2.1.    DISCRETIONARY LOANS................................   11
        Section 2.2.    THE NOTE...........................................   11
        Section 2.3.    REDUCTION OF  LINE CEILING.........................   11
        Section 2.4.    INTEREST ON CREDIT LOANS...........................   11
        Section 2.5.    REQUESTS FOR CREDIT LOANS..........................   12
        Section 2.6.    DEMAND OBLIGATIONS.................................   12
        Section 2.7.    MANDATORY REPAYMENTS OF CREDIT LOANS...............   12
        Section 2.8.    OPTIONAL PREPAYMENTS OF CREDIT LOANS...............   12
        Section 2.9.    EARLY TERMINATION FEE..............................   12
        Section 2.10.   CONVERSION OPTIONS.................................   13
        Section 2.11.   FUNDS FOR CREDIT LOANS.............................   13
        Section 2.12.   ESTABLISHMENT OF LETTER OF CREDIT FACILITY.........   14
        Section 2.13.   L/C'S FEES.........................................   14
        Section 2.14.   EFFECT OF HONOR OF L/C'S...........................   14
        Section 2.15.   ADDITIONAL PROVISIONS RELATING TO L/C'S............   14

  3.    CERTAIN GENERAL PROVISIONS.........................................   17
        Section 3.1.    CLOSING FEE........................................   17
        Section 3.2.    FUNDS FOR PAYMENTS.................................   17
        Section 3.3.    COMPUTATIONS.......................................   18
        Section 3.4.    INABILITY TO DETERMINE LIBOR RATE..................   18
        Section 3.5.    ILLEGALITY.........................................   18
        Section 3.6.    ADDITIONAL COSTS, ETC..............................   19
        Section 3.7.    CAPITAL ADEQUACY...................................   20
        Section 3.8.    CERTIFICATE........................................   20
        Section 3.9.    INDEMNITY..........................................   20
        Section 3.10.   INTEREST AFTER DEFAULT.............................   21
        Section 3.11.   LIMITATIONS ON INTEREST PERIODS....................   21

  4.    COLLATERAL SECURITY................................................   21

  5.    REPRESENTATIONS AND WARRANTIES.....................................   21
        Section 5.1.    CORPORATE AUTHORITY; ETC...........................   21
        Section 5.2.    GOVERNMENTAL APPROVALS.............................   22



SECTION                                                                     PAGE
-------                                                                     ----
        Section 5.3.    TITLE TO PROPERTIES; LEASES........................   22
        Section 5.4.    FINANCIAL STATEMENTS...............................   22
        Section 5.5.    NO MATERIAL CHANGES, ETC...........................   23
        Section 5.6.    FRANCHISES, PATENTS, COPYRIGHTS,
                         INFRASTRUCTURE, ETC...............................   23
        Section 5.7.    LITIGATION.........................................   23
        Section 5.8.    NO MATERIALLY ADVERSE CONTRACTS, ETC...............   23
        Section 5.9.    COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.......   24
        Section 5.10.   TAX STATUS.........................................   24
        Section 5.11.   NO EVENT OF DEFAULT................................   24
        Section 5.12.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS........   24
        Section 5.13.   ABSENCE OF UCC FINANCING STATEMENTS, ETC...........   24
        Section 5.14.   SETOFF, ETC........................................   24
        Section 5.15.   CERTAIN TRANSACTIONS...............................   24
        Section 5.16.   EMPLOYEE BENEFIT PLANS; MULTIEMPLOYER PLANS;
                         GUARANTEED PENSION PLANS..........................   25
        Section 5.17.   REGULATIONS T, U, AND X............................   25
        Section 5.18.   ENVIRONMENTAL COMPLIANCE...........................   25
        Section 5.19.   SUBSIDIARIES.......................................   26
        Section 5.20.   DELIVERY OF LEASES.................................   26
        Section 5.21.   LOAN DOCUMENTS.....................................   26

  6.    AFFIRMATIVE COVENANTS OF THE BORROWER..............................   26
        Section 6.1.    PUNCTUAL PAYMENT...................................   26
        Section 6.2.    MAINTENANCE OF OFFICE..............................   26
        Section 6.3.    RECORDS AND ACCOUNTS...............................   26
        Section 6.4.    FINANCIAL STATEMENTS, CERTIFICATES AND
                         INFORMATION.......................................   26
        Section 6.5.    NOTICES............................................   28
        Section 6.6.    EXISTENCE; MAINTENANCE OF PROPERTIES...............   29
        Section 6.7.    INSURANCE..........................................   29
        Section 6.8.    TAXES..............................................   29
        Section 6.9.    INSPECTION OF PROPERTIES AND BOOKS.................   29
        Section 6.10.   COMPLIANCE WITH LAWS, CONTRACTS, LICENSES,
                         AND PERMITS.......................................   30
        Section 6.11.   USE OF PROCEEDS....................................   30
        Section 6.12.   BANK ACCOUNTS......................................   30
        Section 6.13.   FURTHER ASSURANCES.................................   30

  7.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER.........................   30
        Section 7.1.    RESTRICTIONS ON INDEBTEDNESS.......................   30
        Section 7.2.    RESTRICTIONS ON LIENS, ETC.........................   31
        Section 7.3.    RESTRICTIONS ON INVESTMENTS........................   32
        Section 7.4.    MERGER, CONSOLIDATION..............................   33
        Section 7.5.    SALE AND LEASEBACK.................................   33
        Section 7.6.    COMPLIANCE WITH ENVIRONMENTAL LAWS.................   33
        Section 7.7.    DISTRIBUTIONS......................................   34



SECTION                                                                     PAGE
-------                                                                     ----
        Section 7.8.    SUBSIDIARIES.......................................   34
        Section 7.9.    FISCAL YEAR........................................   34
        Section 7.10.   LOANS AND ADVANCES.................................   34

  8.    CLOSING CONDITIONS.................................................   34
        Section 8.1.    LOAN DOCUMENTS.....................................   34
        Section 8.2.    CERTIFIED COPIES OF ORGANIZATION DOCUMENTS.........   34
        Section 8.3.    BY-LAWS; RESOLUTIONS...............................   34
        Section 8.4.    INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS.........   35
        Section 8.5.    VALIDITY OF LIENS..................................   35
        Section 8.6.    BORROWING BASE REPORT..............................   35
        Section 8.7.    CORPORATE STRUCTURE................................   35
        Section 8.8.    LITIGATION.........................................   35
        Section 8.9.    EVIDENCE OF INSURANCE..............................   35
        Section 8.10.   FINANCIAL STATEMENTS...............................   35
        Section 8.11.   COMPLIANCE WITH LAW................................   36
        Section 8.12.   OPINION OF COUNSEL CONCERNING ORGANIZATION
                         AND LOAN DOCUMENTS                                   36
        Section 8.13.   PAYMENT OF FEES AND EXPENSES.......................   36
        Section 8.14.   GUARANTIES.........................................   36
        Section 8.15.   PARTICIPATION AGREEMENT............................   36
        Section 8.16.   ADDITIONAL DOCUMENTS...............................   36

  9.    CONDITIONS TO ALL BORROWINGS.......................................   36
        Section 9.1.    REPRESENTATIONS TRUE; NO EVENT OF DEFAULT..........   36
        Section 9.2.    NO LEGAL IMPEDIMENT................................   37
        Section 9.3.    GOVERNMENTAL REGULATION............................   37
        Section 9.4.    PROCEEDINGS AND DOCUMENTS..........................   37

  10.   EVENTS OF DEFAULT; ACCELERATION; ETC...............................   37
        Section 10.1.   EVENTS OF DEFAULT AND ACCELERATION.................   37
        Section 10.2.   TERMINATION OF CREDIT LOANS........................   40
        Section 10.3.   REMEDIES...........................................   40
        Section 10.4.   DISTRIBUTION OF COLLATERAL PROCEEDS................   40

  11.   SETOFF.............................................................   41

  12.   THE COLLATERAL AGENT...............................................   41
        Section 12.1.   AUTHORIZATION......................................   41
        Section 12.2.   EMPLOYEES AND AGENTS...............................   42
        Section 12.3.   NO LIABILITY.......................................   42
        Section 12.4.   NO REPRESENTATIONS.................................   42
        Section 12.5.   PAYMENTS...........................................   42
        Section 12.6.   INDEMNITY..........................................   43
        Section 12.7.   RESIGNATION........................................   43



SECTION                                                                     PAGE
-------                                                                     ----

        Section 12.8.   DUTIES IN THE CASE OF ENFORCEMENT..................   43
        Section 12.9.   COMPENSATION.......................................   44

  13.   EXPENSES...........................................................   44

  14.   INDEMNIFICATION....................................................   44

  15.   SURVIVAL OF COVENANTS, ETC.........................................   45

  16.   ASSIGNMENT AND PARTICIPATION.......................................   45
        Section 16.1.   PLEDGE BY LENDER...................................   45
        Section 16.2.   PLEDGE TO FEDERAL RESERVE..........................   45
        Section 16.3.   NO ASSIGNMENT BY BORROWER..........................   46
        Section 16.4.   DISCLOSURE.........................................   46

  17.   NOTICES, ETC.......................................................   46

  18.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.................   46

  19.   HEADINGS...........................................................   47

  20.   COUNTERPARTS.......................................................   47

  21.   ENTIRE AGREEMENT, ETC..............................................   47

  22.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.....................   47

  23.   CONSENTS, AMENDMENTS, WAIVERS, ETC.................................   48

  24.   SEVERABILITY.......................................................   48


                                    EXHIBITS


SECTION
-------
  A.    Form of Note
  B.    Form of Loan Request
  C.    Form of Notice of Conversion
  D.    Form of L/C Agreement



                                    SCHEDULES


SECTION
-------
  5.7   Litigation
  5.16  Employee Benefit Plans
  5.18  Hazardous Substances and Underground Tanks
  5.19  Subsidiaries
  6.7   Insurance
  7.1   Outstanding Indebtedness
  7.2   Outstanding Liens
  7.3   Outstanding Investments
  7.4   Pre-approved Acquisitions
  15    Survival of Covenants


                            LINE OF CREDIT AGREEMENT


     This CREDIT AGREEMENT is made as of the 3rd day of February, 1999, by and among TOYMAX, INC. (the "BORROWER"), a New York corporation with its principal executive offices at 125 East Bethpage Road, Plainview, New York 11803 and STATE STREET BANK AND TRUST COMPANY (THE "LENDER"), a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, and CONGRESS TALCOTT CORPORATION, as collateral agent for the Lender (in such capacity, the "COLLATERAL AGENT").

     1.   DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

     ACCOUNTS. "Accounts" as defined in the UCC and also all accounts receivable and other forms of obligations and rights to payment for credit extended for goods sold or leased, or services rendered.

     ACQUISITION. The purchase or other acquisition, by the Borrower or by any Subsidiary (no matter how structured in one transaction or in a series of transactions), of: (a) equity interests in any other Person which would constitute or which results in a Change in Control of such other Person, or (b) a substantial portion of the assets of any Person.

     ADVANCE RATE. Eighty percent (80.0%) less the Dilution Reserve, if any.

     AGREEMENT. This Line of Credit Agreement, including the SCHEDULES and EXHIBITS hereto, all as modified, amended, supplemented or restated.

     APPLICABLE MARGIN. The per annum rates set forth below for Prime Rate Loans and LIBOR Rate Loans:


                                    PRIME RATE LOANS    LIBOR RATE LOANS
          NATURE OF ADVANCES        APPLICABLE MARGIN   APPLICABLE MARGIN
          ------------------        -----------------   -----------------
          Borrowing Base Advances          0%                1.75%
          Overadvances                     0%                2.25%


     AVAILABILITY. The lesser of (a) or (b), below.

          (a)  (i) The Line Ceiling

                   MINUS

               (ii) the aggregate amounts then undrawn on all outstanding L/Cs, issued by the Lender for the account of the Borrower or Kite.


          (b)  (i) the Borrowing Base

                   MINUS

              (ii) the aggregate amounts then undrawn on all outstanding L/Cs, issued by the Lender for the account of the Borrower or Kite

                   PLUS

             (iii) the Borrowing Supplement.

     BALANCE SHEET DATE. September 30, 1998.

     BORROWER. As defined in the preamble hereto.

     BORROWING BASE. The Advance Rate multiplied by the Borrower's Eligible Accounts.

     BORROWING BASE ADVANCES. Credit Loans, which when aggregated with all other Credit Loans, do not exceed Availability.

     BORROWING SUPPLEMENT The sum of $5,000,000.00.

     BUSINESS DAY. Any day, other than a Saturday or Sunday, or legal holiday on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

     CLOSING DATE. The first date on which the conditions set forth in Section 8 and Section 9 have been satisfied and any Loans are to be made.

     CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

     COLLATERAL. All of the Borrower's Accounts, including, without limitation, all Factored Accounts Proceeds, and Inventory, and all products and proceeds thereof, in each case, whether now existing or hereafter arising.

     COLLATERAL AGENT. As defined in the Preamble hereto.

     COLLATERAL AGENT'S HEAD OFFICE. The Collateral Agent's head office located at 1133 Sixth Avenue, New York, New York 10036.

     CONGRESS. Congress Talcott Corporation.

     CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

     COLLECTIONS. All cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     CONVERSION REQUEST. A notice given by the Borrower to the Lender of its election to convert or continue a Credit Loan in accordance with Section 2.10.

     CREDIT LOANS. Credit Loans made or to be made by the Lender to the Borrower pursuant to Section 2.

     DEFAULT. See Section 10.1.

     DILUTION. In each case, based upon the experience of the immediately prior twelve (12) months, the result of dividing the Dollar amount of (a) discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts during such twelve (12) months, by (b) the sum of the Borrower's gross sales during such twelve (12) months plus the amount determined pursuant to clause (a) of this definition.

     DILUTION RESERVE. As of any date of determination, an amount equal to one
(1) percentage point for each full percentage point by which Dilution is in excess of ten percent (10%). The Dilution Reserve shall be calculated as of the end of each month.

     DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly by the Borrower through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     DOLLARS OR $. Dollars in lawful currency of the United States of America.

     DOMESTIC LENDING OFFICE. Initially, the Lender's Head Office; thereafter, such other office of the Lender, if any, located within the United States that will be making or maintaining Prime Rate Loans.

     DRAWDOWN DATE. The date on which any Credit Loan is made or is to be made, and the date on which any Credit Loan is converted or continued in accordance with Section 2.10.

     EARLY TERMINATION FEE. Is defined in Section 2.9 hereof.

     ELIGIBLE ACCOUNTS. Those of the Borrower's Factored Accounts Proceeds in which the Collateral Agent and the Lender have a valid and perfected first priority security interest, but excluding any Account to the extent that the Factor claims any offset or contra or is otherwise disputed.

     EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     END DATE. The earlier of (x) the date on which the Lender furnishes written notice to the Borrower of the occurrence of an Event of Default and termination of the Lender's agreement to make discretionary Credit Loans, or (y) the filing by or against the Borrower or any of its Subsidiaries of any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect.

     ENVIRONMENTAL LAWS. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules, and ordinances (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Borrower or any of its Subsidiaries and all appli cable judicial and administrative and regulatory decrees, judgments and orders relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances, whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

     ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA REPORTABLE EVENT. A reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9) of ERISA, which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     EUROCURRENCY RESERVE RATE. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     EVENT OF DEFAULT. See Section 10.1.

     FACTOR. Congress and any other Person satisfactory to the Lender who enters into Factoring Agreements with the Borrower.

     FACTORED ACCOUNTS. Those Accounts of the Borrower which are deemed "eligible" under the Factoring Agreements.

     FACTORED ACCOUNTS PROCEEDS. The proceeds required to be paid to the Borrower for the Factored Accounts pursuant to the Factoring Agreements.

     FACTORING AGREEMENTS. Any factoring agreement entered into by the Borrower with a Factor and approved by the Lender, including, without limitation, that factoring agreement dated February 2, 1999 between the Borrower and Congress.

     GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles; PROVIDED that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

     GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     GUARANTORS. Kite and Toymax International, Inc., jointly and severally.

     HAZARDOUS SUBSTANCES. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehen sive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of the Borrower and the Borrower's Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

     INTEREST PAYMENT DATE. (a) As to any Prime Rate Loan, the Business Day immediately following the last day of the Interest Period relating thereto and on the End Date and (b) as to any LIBOR Rate Loan, the last day of any Interest Period, and the End Date, but if the subject Interest Period exceeds ninety (90) days, then the last day of each three (3) consecutive month period of such Interest Period.

     INTEREST PERIOD. With respect to each Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Credit Loan and ending (i) for any Prime Rate Loan, on the last day of the calendar month; and (ii) for any LIBOR Rate Loan, 1, 2, 3, or 6 months as the Borrower may elect in the request for such Credit Loan; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a

Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (B) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in Section 2.10, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

          (E) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the End Date shall end, instead, on the End Date.

     INVENTORY. "Inventory" as defined in the UCC and all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, and shipping materials and documents related to any of the foregoing, and all labels and other names or marks affixed or to be affixed thereto for identifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be furnished under a contract of sale or service, or used or consumed or to be used or consumed in the Borrower's business.

     INVESTMENTS. All expenditures made and all liabilities and commitments incurred (contingently or otherwise) for the purchase or acquisition of capital stock, partnership interests, or equity interests or securities, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

     KITE. Go Fly a Kite, Inc., a Delaware corporation with its principal office at 385 Town Street, East Haddam, Connecticut 06423.

     L/C. Any letter of credit caused by the Lender to be issued for the account of the Borrower or Kite.

     L/C AGREEMENT. As defined in Section 2.12.

     LENDER. As defined in the Preamble hereto.

     LENDER'S HEAD OFFICE. The Lender's head office located at 225 Franklin Street, Boston, Massachusetts 02110, or at such other location as the Lender may designate from time to time.

     LIABILITIES. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries or Kite to the Lender and/or the Collateral Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Credit Loans or the Notes, or L/Cs or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

     LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     LIBOR LENDING OFFICE. Initially, the Lender's Head Office; thereafter, such other office of the Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

     LIBOR RATE. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest, expressed as an annual rate, rounded up to the nearest 1/16 of 1%, equal to the average of the rates shown on the display referred to as the "Telerate Page 3750" (or any display substituted therefor) of the Dow Jones Telerate Service as being the respective rates at which deposits in Dollars would be offered by the principal London offices of each of the banks named thereon to major banks in the London interbank market at approximately 11:00 A.M. (London time) two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies, divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     LIBOR RATE LOANS. Those Credit Loans bearing interest calculated by reference to the LIBOR Rate.

     LINE CEILING. $30,000,000.00 (subject to reduction as provided in Section 2.3, below).

     LOAN DOCUMENTS. This Agreement, the Note, the Security Documents, L/C Agreements, and all other instruments, documents and agreements executed in connection therewith, as each may be modified, amended, supplemented or restated.

     MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     NOTE. See Section 2.2.

     OUTSTANDING. With respect to the Credit Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to any L/C, any L/C which has not then expired, on which payment has not then been made

     OVERADVANCES Such portion of the Outstanding Credit Loans which exceeds the Availability.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 7.2.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, limited liability company, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     PRIME RATE. The annual rate of interest announced from time to time by the Lender as its "prime rate."

     PRIME RATE LOANS. Those Credit Loans bearing interest calculated by reference to the Prime Rate.

     QUALIFIED TERMINATION. Either (a) a refinancing of the Credit Loans which is in connection with a refinancing provided or led by the Lender, or (b) a refinancing of the Credit Loans with another Person on commercially reasonable terms as to which refinancing the Lender has been offered a right of first refusal and has declined to proceed with such refinancing.

     REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     SECURITY DOCUMENTS. All security agreements and other instruments, documents, and agreements from the Borrower and/or any Subsidiary and/or Kite, granting a lien, security interest or other right in favor of the Collateral Agent and the Lender in any asset of the Borrower or its Subsidiaries to secure the Liabilities, whether such agreements now exist or hereafter arise.

     SUBSIDIARY. Any corporation, association, partnership, trust, limited liability company, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     TYPE. As to any Credit Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

     UCC. The Uniform Commercial Code as enacted in The Commonwealth of Massachusetts, as such may be supplemented or amended and in effect from time to time.

     VOTING INTERESTS. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust, limited liability company, or other business entity involved.

     YEAR 2000 PROBLEM The risk that a computer application may not be able to recognize certain dates or properly perform date sensitive functions involving dates prior to and after December 31, 1999.

     Section 1.2. RULES OF INTERPRETATION.

     (1) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (2) The singular includes the plural and the plural includes the singular.

     (3) A reference to any law includes any amendment or modification to such law.

     (4) A reference to any Person includes its permitted successors and permitted assigns.

     (5) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

     (6) The words "include", "includes" and "including" are not limiting.

     (7) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the UCC, have the meanings assigned to them therein.

     (8) Reference to a particular "Section " refers to that section of this Agreement unless otherwise indicated.

     (9) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     2. THE CREDIT FACILITIES.

                           SUBPART A: THE CREDIT LOANS

     Section 2.1. DISCRETIONARY LOANS. Subject to the terms and conditions set forth in this Agreement, the Lender may lend to the Borrower and the Borrower may borrow, from time to time between the Closing Date and the End Date, upon notice by the Borrower to the Lender given in accordance with Section 2.5, such sums as are requested by the Borrower (each a "CREDIT LOAN"), PROVIDED, that the sum of the Outstanding amount of the Credit Loans (after giving effect to all amounts requested) shall not at any time exceed Availability. THIS AGREEMENT DOES NOT CONSTITUTE A COMMITTED LINE OF CREDIT; RATHER ALL CREDIT LOANS SHALL BE MADE IN THE DISCRETION OF THE LENDER. Each request for a Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 8 and Section 9, in the case of the initial Credit Loan, and Section 9, in the case of all other Credit Loans, have been satisfied on the date of such request.

     Section 2.2. THE NOTE. The Credit Loans shall be evidenced by a promissory note of the Borrower in substantially the form of EXHIBIT A hereto (the "NOTE"), dated as of the Closing Date and completed with appropriate insertions. The Outstanding amount of the Credit Loans set forth in the Lender's record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender.

     Section 2.3. REDUCTION OF LINE CEILING. The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Lender to reduce by an integral multiple of $500,000.00 or terminate entirely the unborrowed portion of such Line Ceiling, whereupon the Line Ceiling shall be reduced by the amount specified in such notice or, as the case may be, terminated. No reduction or termination of the Line Ceiling may be reinstated.

     Section 2.4. INTEREST ON CREDIT LOANS.

     (1) Each Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the Prime Rate, plus the Applicable Margin for Prime Rate Loans.

     (2) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate equal to the aggregate of the LIBOR Rate determined for such Interest Period, plus the Applicable Margin for LIBOR Rate Loans.

     (3) The Borrower shall pay interest on each Credit Loan in arrears on each Interest Payment Date with respect thereto.

     Section 2.5. Requests for Credit Loans. The Borrower shall give to the Lender facsimile notice (confirmed in writing in the form of EXHIBIT B hereto) of each Credit Loan requested hereunder, with appropriate security authorization, or shall establish such other method for requests as is mutually agreed upon between the Borrower and the Lender. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Credit Loan requested from the Lender on the proposed Drawdown Date.

     (1) Notices for any Prime Rate Loans shall be furnished to the Lender no later than 11:00 a.m. (Boston time) one Business Day prior to the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Credit Loan requested and (ii) the proposed Drawdown Date of such Credit Loan.

     (2) Notices for any LIBOR Rate Loans shall be furnished to the Lender by 12:00 noon (Boston time) two (2) LIBOR Business Days prior to the proposed Drawdown Date. Each such notice shall specify (i) the principal amount of the Credit Loan requested, (ii) the proposed Drawdown Date of such Credit Loan and
(iii) the Interest Period for such Credit Loan. Each such notice shall be in a minimum amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

     Section 2.6. DEMAND OBLIGATIONS. The Liabilities are payable ON DEMAND. The Borrower promises to pay on the End Date, and there shall become absolutely due and payable on such date, all of the Credit Loans Outstanding on such date and any other Liabilities, together with any and all accrued and unpaid interest thereon.

     Section 2.7. MANDATORY REPAYMENTS OF CREDIT LOANS. If at any time the aggregate Outstanding principal balance of the Credit Loans exceeds Availability, then the Borrower shall, within 48 hours after written notice from the Lender, pay the amount of such excess to the Lender for application to the Credit Loans.

     Section 2.8. OPTIONAL PREPAYMENTS OF CREDIT LOANS.

     Subject to the provisions of Section 2.9, the Borrower shall have the right, at its election, to repay the Outstanding amount of the Credit Loans, as a whole or in part, at any time without penalty or premium; PROVIDED that the full or partial prepayment of the Outstanding amount of any LIBOR Rate Loans pursuant to this Section may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Lender, no later than 10:00 a.m., Boston time, at least three (3) LIBOR Business Days' prior written notice of any proposed repayment pursuant to this Section 2.8 of LIBOR Rate Loans, specifying the proposed date of payment of Credit Loans and the principal amount to be paid. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment under the Credit Loans. Any amounts prepaid may not be reborrowed.

     Section 2.9. EARLY TERMINATION FEE. In the event that before one (1) year from the date hereof, any of the Credit Loans are refinanced in whole or in part with another lender (other than in connection with a Qualified Termination), the Borrower shall pay to the Lender, an Early Termination Fee (so referred to herein) in an amount equal to $25,000.00.

     Section 2.10. CONVERSION OPTIONS.

     (a) The Borrower may elect from time to time to convert any Credit Loan to a Credit Loan of another Type, PROVIDED that (i) with respect to any such conversion of a LIBOR Rate Loan into a Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any such conversion of a Prime Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Lender notice of such election no later than 12:00 noon (Boston time) two (2) LIBOR Business Days prior to the proposed date of conversion; and (iii) no Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Any notice of conversion shall be in the form of EXHIBIT C, annexed hereto. All or any part of Outstanding Credit Loans of any Type may be converted as provided herein, PROVIDED that (x) partial conversions shall be in an aggre gate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) no more than five (5) Interest Periods for Credit Loans which are LIBOR Rate Loans may be outstanding at any one time. Each Conversion Request shall be irrevocable by the Borrower.

     (b) Any Credit Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); PROVIDED that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Lender active upon the Borrower's account have actual knowledge.

     (c) In the event that the Borrower does not notify the Lender of the Borrower's election under Section 2.10(b) with respect to any Credit Loan, such Credit Loan shall be automatically converted to a Prime Rate Loan at the end of the applicable Interest Period.

     Section 2.11. FUNDS FOR CREDIT LOANS.

     (1) Notwithstanding anything to the contrary herein contained, and without modifying the discretionary nature of this Agreement, the Lender shall not be required to provide Credit Loans in excess of a maximum principal amount outstanding at any time of $15,000,000.00. The Lender's willingness to provide Credit Loans in excess of such amount is subject to and conditioned upon a participant providing funding to the Lender in support thereof pursuant to a Participation Agreement with the Lender. If such a participation is not obtained, or is terminated, or if a participant fails to fund to the Lender its share of the Credit Loans, then the Lender shall have no obligation to make Credit Loans in excess of $15,000,000.00.

     (2) The Lender may, unless notified to the contrary by any participant prior to the Business Day immediately following a Drawdown Date, assume that such participant has made available to the Lender the amount of such participant's percentage of the Credit Loan made on such Drawdown Date. If the amount of such participant's percentage of such Credit Loans is not made available to the Lender within three
(3) Business Days following such Drawdown Date, the Lender shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the subject Credit Loans made on such Drawdown Date.

                      SUBPART B: LETTER OF CREDIT FACILITY

     Section 2.12. ESTABLISHMENT OF LETTER OF CREDIT FACILITY. (a) Upon the written, telephonic, or electronic request of the Borrower, the Lender may, in its discretion, issue L/C's for the account of the Borrower or Kite as provided herein. To the extent that L/C's are issued for the account of Kite, Kite shall pay a fee to the Borrower, in an amount to be mutually agreed upon between the Borrower and Kite. The Borrower and/or Kite may request issuance of L/C's in such manner as may from time to time be reasonably acceptable to the Lender. The Borrower and Kite shall execute and deliver to the Lender such further documents and instruments in connection with any L/C's, as the Lender, in accordance with the Lender's then customary practices with respect to similar facilities, may reasonably request including, without limitation, the Lender's standard letter of credit agreements (hereinafter, the "L/C Agreement") in the form of EXHIBIT D, annexed hereto. In the event of any inconsistency between the terms of the L/C Agreement and this Agreement the terms and conditions of the L/C Agreement shall control.

     (b) The maximum aggregate amount of L/C's Outstanding at any one time shall not exceed the lesser of: (i) Two Million Five Hundred Thousand Dollars ($2,500,000.00) or (ii) Availability.

     (c) No L/C shall have a maturity date which is later than one hundred twenty (120) days after the date of such L/C's issuance.

     Section 2.13. L/C'S FEES. At the time of issuance of each L/C, the Borrower and/or Kite, as applicable, shall pay the Lender the Lender's standard issuance, processing, and administrative fee on account of each such L/C, each of which shall be determined in accordance with the Lender's then effective customary fees and charges for similar facilities.

     Section 2.14. EFFECT OF HONOR OF L/C'S. The Borrower and Kite shall reimburse the Lender for the amount of any honoring of any L/C as provided for under the L/C Agreement.

     Section 2.15. ADDITIONAL PROVISIONS RELATING TO L/C'S. (a) The obligations of the Borrower and Kite with respect to L/C's shall be absolute and unconditional. The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

     (b) The Borrower or Kite, as account party, will

          (i) promptly examine the copy of any L/C (and any amendments thereof) sent to it by the Lender;

          (ii) promptly examine all instruments and documents delivered to it from time to time by the Lender; and

          (iii) within two (2) Business Days of receipt thereof, provide the Lender with written notice of any irregularity or claim of non-compliance with the instructions of such person or entity.

     The Borrower and Kite are conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is so timely given.

     (c) The Borrower or Kite, as account party, will

          (i) procure promptly any necessary documentation, permits, or licenses for the import, export or shipping of the property in connection with which any L/C is issued;

          (ii) comply with all foreign and domestic governmental requirements relating to the shipment or financing of such property; and

          (iii) furnish such evidence that the above requirements have been fulfilled as the Lender reasonably may require.

     (d) The Borrower and Kite will indemnify the Lender for and hold harmless against any and all claims, loss, liability, or damage, including attorneys' reasonable fees, howsoever arising from or in connection with the surrender or endorsement of any bill of lading, warehouse receipt or documents of title at any time held by the Lender, or any of its correspon dents in connection with any L/C.

     (e) As further security for the payment or performance of any and all other obligations and liabilities hereunder, certain or contingent, and also for the payment or performance of any and all other obligations and liabilities, certain or contingent, due or to become due, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by the Borrower to the Lender, the Borrower and Kite hereby

          (i) recognize and admit the Lender's security interest in, and, after the earlier of demand by the Lender or the occurrence of an Event of Default, unqualified right to the possession and disposal of, any and all shipping documents, warehouse re ceipts, policies or certificates of insurance, and other documents accompanying or relative to any L/C (whether or not such documents, goods, or other property have been released to or upon the order of the Borrower or Kite under a security agreement or trust or bailee receipt) and in and to the proceeds of each and all of the foregoing; and

          (ii) if any third party shall have joined in the application for the L/C, assigns and transfers to the Lender all right, title and interest of the Borrower and Kite in and to all property and interests which the Borrower or Kite may now or hereafter obtain from such third party arising in connection with the transaction to which the L/C relates, to the extent that same can be lawfully assigned.

     (f) Following the earlier of demand by the Lender or the occurrence of any Event of Default, the Lender, with power of substitution and revocation, may:

          (i) sign, in the name of the Lender, and/or the name of the Borrower or Kite, any document called for from the Borrower and/or endorse, in the name of the Borrower or Kite, any and all notes, checks, drafts, documents of title, or other instru ments or documents in which the Lender may at any time have any interest in connection with any L/C; and

          (ii) perform any obligation or agreement in connection with any L/C which the Lender deems necessary or desirable to protect the Lender's right, powers and remedies under this Agreement.

     (g) None of the Lender, the Lender's correspondents or any advising, negoti ating, or paying bank with respect to any L/C, shall be responsible in any way for:

          (i) performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrower or Kite; or

          (ii) the form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

     (h) The Lender may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

     (i) Unless otherwise agreed to, in the particular instance, the Borrower and Kite hereby authorize the Lender to (i) select an advising bank, if any;
(ii) select a paying bank, if any; and (iii) select a negotiating bank.

     (j) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrower and Kite. The Lender shall have discharged its obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). The Lender does not assume any responsi bility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, tele graph or cable, or for any inaccuracy of translation.

     (k) The Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

     (l) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Lender and the Borrower or Kite, as account party, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

     (m) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against L/C's heretofore or hereafter caused to be issued by the Lender or with respect to which the Lender has an obligation to lend to fund drawings thereunder; or

          (ii) impose on the Lender any other condition or requirements relating to any such L/C's;

and the result of any event referred to in clause (i) or (ii), above, shall be to increase the cost to the Lender of issuing or maintaining any L/C, then, upon demand by the Lender and delivery by the Lender to the Borrower or Kite, as account party, of a certificate of an officer of the Lender describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on the Lender, and the basis for determining such increased costs and their allocation, the Borrower within five (5) days after receipt of such notice shall pay to the Lender, from time to time as specified by the Lender, such amounts as shall be sufficient to compensate the Lender for such increased cost.

     (n) The obligations of the Borrower and Kite under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

          (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement or any L/C, or any other agreement or instrument relating thereto.

          (ii) Any amendment or waiver of, or consent to the departure from, all or any of the above.

          (iii) The existence of any claim, set-off, defense, or other right which the Borrower or Kite may have at any time against the beneficiary of the L/C.


     3. CERTAIN GENERAL PROVISIONS.

     Section 3.1. CLOSING FEE. The Borrower agrees to pay to the Lender for its account on the Closing Date a closing fee in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00). Such fee shall be deemed fully earned on payment and shall not be refundable in whole or in part under any circumstances.

     Section 3.2. FUNDS FOR PAYMENTS.

     (1) All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender at the Lender's Head Office at 225 Franklin Street, Boston, Massachusetts 02110, or at such other location in the Boston, Massachusetts area that the Lender may from time to time designate, in each case in immediately available funds.

     (2) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 3.3. COMPUTATIONS. All computations of interest on the Credit Loans and of other fees payable by the Borrower to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Each change in the Prime Rate shall be effective, for purposes of the determination of interest hereunder, contemporaneously with the effectiveness of such change in the Prime Rate. Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Credit Loans as reflected on the Lender's records from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt by the Borrower from the Lender of any notice of such Outstanding amount, the Borrower shall notify the Lender to the contrary.

     Section 3.4. INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Lender shall forthwith give written notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any request for a Loan with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each LIBOR Rate Loan on the last day of the then current Interest Period thereof will automatically become a Prime Rate Loan, and (c) the obligations of the Lender to make LIBOR Rate Loans shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Borrower.

     Section 3.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans, the Lender shall forthwith give written notice of such circumstances to the Borrower (together with a description of the applicable circumstances and a calculation of the amounts necessary to compensate the Lender as provided herein) and thereupon (a) the agreement of the Lender to make LIBOR Rate Loans or convert Credit Loans of another Type to LIBOR Rate Loans shall forthwith be suspended until such time as the Lender may again make such LIBOR Rate Loans, and (b) the LIBOR Rate Loans then Outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Lender, upon demand by the Lender, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this
Section 3.5, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder and any amounts payable under Section 3.9 hereof.

     Section 3.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (1) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Credit Loans (other than taxes based upon or measured by the income or profits of the Lender); or

          (2) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Credit Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents; or

          (3) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, of an office of the Lender; or

          (4) impose on the Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Credit Loans, or any class of loans of which any of the Credit Loans forms a part;

and the result of any of the foregoing is

          (1) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Credit Loans; or

          (2) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of such Credit Loans; or

          (3) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand (to include a description of the applicable change in law and a calculation of the amount being assessed in reasonable detail) made by the Lender at any time and from time to time and as often as the occasion therefor may arise, but only for so long as the occasion continues, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     Section 3.7. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines in good faith that the amount of capital required to be maintained by it is increased by or based upon the existence of the Credit Loans or the agreements made or deemed to be made pursuant hereto, then the Lender may notify the Borrower of such fact (notice to include a description of the reason for the increase in capital and a calculation of the amount being assessed in reasonable detail), and the Borrower shall pay to the Lender from time to time on demand, as an additional fee payable hereunder, its pro rata share of such amount as the Lender shall determine in good faith and certify in a notice to the Borrower to be its pro rata share of an amount that will adequately compensate the Lender in light of these circumstances for its increased costs of maintaining such capital.

     Section 3.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section Section 3.6 or 3.7 and a brief explanation of such amounts which are due, submitted by the Lender to the Borrower, shall be PRIMA FACIE evidence that such amounts are due and owing.

     Section 3.9. INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lender may directly sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a request for a LIBOR Rate Loan or a Conversion Request, or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such LIBOR Rate Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loans. The within indemnification shall not apply, however, to any loss, cost, or expense which the Lender may incur if a court of competent jurisdiction finally determines (after all appeals have been exhausted or waived) that such loss, cost, or expense was incurred by virtue of the Lender's gross negligence, bad faith or willful misconduct.

     Section 3.10. INTEREST AFTER DEFAULT. Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Credit Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Lender, shall bear interest (compounded daily) payable on demand at a rate per annum equal to the aggregate of the Prime Rate plus four percent (4%) per annum.

     Section 3.11. LIMITATIONS ON INTEREST PERIODS. Notwithstanding anything to the contrary herein contained, no more than five (5) Interest Periods for Credit Loans which are LIBOR Rate Loans may be outstanding at any one time.

     4. COLLATERAL SECURITY. The Liabilities shall be secured by a perfected first priority security interest to be held by the Collateral Agent (subject only to Permitted Liens) in the Collateral.

     5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Collateral Agent and the Lender as follows.

     Section 5.1. CORPORATE AUTHORITY; ETC.

     (1) INCORPORATION; GOOD STANDING. The Borrower (i) is a corporation, validly existing and in good standing under the laws of the State of New York
(ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where Collateral is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of the Borrower.

     (2) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is, or is to become, a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been, or will be, duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of any material law, statute, rule, regulation or agreement to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not and will not conflict with any provision of the Borrower's organization documents or other charter documents or bylaws of, or any material agreement or other material instrument binding upon, the Borrower.

     (3) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is, or is to become, a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of related financing statements in the appropriate records office with respect thereto.

     Section 5.3. TITLE TO PROPERTIES; LEASES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), and such assets are not subject to any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     Section 5.4. FINANCIAL STATEMENTS. The following financial statements have been furnished to the Lender:

          (1) A consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended. Such balance sheet and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of opera tions for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower or any of its Subsidiaries not disclosed in said balance sheet and the related notes thereto.

          (2) A consolidated balance sheet, a consolidated statement of income and a consolidated statement of cash flow of the Borrower and its Subsidiaries for each of the fiscal quarters of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial officer to have been prepared in accordance with Generally Accepted Accounting Principles (except for the absence of footnotes) consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and to fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such dates involving material amounts, known to the officers of the Borrower or any of its Subsidiaries, not disclosed in such balance sheets and the related notes thereto.

     Section 5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower or its Subsidi aries as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower.

     Section 5.6. FRANCHISES, PATENTS, COPYRIGHTS, INFRASTRUCTURE, ETC. (a) The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     (b) Borrower has conducted a thorough evaluation and review of its mainframe information systems, PC/LAN systems, software, facilities, machinery and equipment (collectively, "Computer Related Systems"), as well as the Computer Related Systems of its customers, suppliers, and vendors and has determined the total costs of avoiding a Year 2000 Problem, including costs related to remediation, replacement, upgrading, conversion and testing of hardware and other equipment and software. On the basis of this review, Borrower has concluded that the incremental cost to the Borrower of avoiding a Year 2000 Problem will not have a material adverse effect on the business or financial condition of the Borrower. The Borrower has adequate plans and processes in place sufficient for all of its Computer Related Systems to avoid a Year 2000 Problem prior to such time that a failure to be year 2000 compliant might reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower.

     Section 5.7. LITIGATION. Except as set forth in SCHEDULE 5.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, would affect the properties, assets, financial condition or business of the Borrower in an amount in excess of $25,000.00, or materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     Section 5.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or its Subsidiaries.

     Section 5.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any material agreement or material instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries.

     Section 5.10. TAX STATUS. The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     Section 5.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     Section 5.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 5.13. ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

     Section 5.14. SETOFF, ETC. The Collateral and the rights of the Collateral Agent and the Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and, to the knowledge of the Borrower, any other claim or demand, except for Permitted Liens.

     Section 5.15. CERTAIN TRANSACTIONS. Except as set forth in the Guarantor's Form 10K Report filed with the Securities and Exchange Commission dated as of March 31, 1998 and the

Guarantor's Form 10Q Report filed with the Securities and Exchange Commission dated as of September 30, 1998, none of the officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     Section 5.16. EMPLOYEE BENEFIT PLANS; MULTIEMPLOYER PLANS; GUARANTEED PENSION PLANS. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan other than as set forth in SCHEDULE 5.16 hereof.

     Section 5.17. REGULATIONS T, U, AND X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T., U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 5.18. ENVIRONMENTAL COMPLIANCE. Except as disclosed on SCHEDULE
5.18,

     (1) the operations of the Borrower and each of the Subsidiaries comply with all applicable Environmental Laws in all material respects;

     (2) none of the operations of the Borrower or any of the Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws;

     (3) none of the operations of the Borrower or any of the Subsidiaries is the subject of any federal or state investigation evaluating whether the Borrower or any of the Subsidiaries disposed of any hazardous or toxic waste, substance or constituent at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment;

     (4) neither the Borrower nor any of the Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent into the environment;

     (5) neither the Borrower nor any of the Subsidiaries has any contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent into the environment, nor has the Borrower or any of the Subsidiaries received any written notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent into the environment.

     Section 5.19. SUBSIDIARIES. Schedule 5.19 sets forth all of the Subsidiaries of the Borrower. The Borrower or a Subsidiary is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding.

     Section 5.20. DELIVERY OF LEASES. The Borrower has delivered to the Lender true, accurate and complete copies of all written leases of any Real Estate to which the Borrower is a party (either as lessor or lessee).

     Section 5.21. LOAN DOCUMENTS. All of the representations and warranties of the Borrower made in the other Loan Documents or any document or instrument delivered to the Collateral Agent or the Lender pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

     6. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Liability is Outstanding:

     Section 6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Credit Loans and all interest, fees and other Liabilities provided for in this Agreement, all in accordance with the terms of this Agreement and the Note, as well as all other sums owing pursuant to the Loan Documents.

     Section 6.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Plainview, New York, or at such other place in the United States of America as the Borrower shall designate upon not less than forty five
(45) days prior written notice to the Lender.

     Section 6.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

     Section 6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Lender:

          (1) As soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated and consolidating financial statements, which statements shall have been prepared in accordance with Generally Accepted Accounting Principles and shall have been certified by the Borrower's independent certified public accountants. Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a consolidated balance sheet, consolidated income statement, and consolidated cash flows, (together with consolidating schedules) and shall be accompanied by a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default.

          (2) As soon as practicable, but in any event not later than sixty (60) days after the end of each of the Borrower's fiscal quarters copies of the Borrower's financial statements, which statements shall have been prepared in accordance with Generally Accepted Accounting Principles (except for the absence of footnotes) and together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments) and that no Default or Event of Default then exists (or if a Default or Event of Default then exists, specifying the nature thereof). Such quarterly statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, and cash flows for such quarter and that portion of the Borrower's fiscal year then elapsed, prepared on a consolidated and consolidating basis.

          (3) INTENTIONALLY OMITTED


          (4) Contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower.

          (5) Contemporaneously with the Borrower's receipt thereof, copies of all accountants' management letters.

          (6) As soon as practicable, but in any event not later than fifteen
     (15) days prior to the end of each fiscal year, monthly projections of the financial condition and results of operations of the Borrower and its Subsidiaries for the following fiscal year, including, but not limited to, a projected balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders' equity for such fiscal year, prepared on a consolidated and consolidating basis.

          (7) As soon as practicable, but in any event within thirty (30) days after the end of the second quarter in each fiscal year of the Borrower's, an update of the projections furnished by the Borrower pursuant to Section 6.4(f) hereof for such fiscal year.

          (8) From time to time such other financial data and information as the Lender may reasonably request.

     Section 6.5. NOTICES.

     (1) DEFAULTS. The Borrower will promptly notify the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

     (2) ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Lender (i) of any material violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial condition or operations of the Borrower or the Collateral Agent's security interests pursuant to the Security Documents.

     (3) NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims (including, with respect to any Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Collateral Agent or the Lender with respect to the Collateral, are subject.

     (4) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender in writing of any material litigation or proceedings threatened or any pending material litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries or that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender, in writing, in form and detail reasonably satisfactory to the Lender, of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries.

     Section 6.6. EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a New York corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower (a) will cause all of its properties and those of its Subsidiaries necessary in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses, subject to the reasonable determination of the applicable board of directors.

     Section 6.7. INSURANCE. SCHEDULE 6.7 sets forth all presently existing insurance maintained by the Borrower. The Borrower will maintain insurance on all Collateral as required by the Loan Documents and will maintain with respect to its other properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     Section 6.8. TAXES. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies.

     Section 6.9. INSPECTION OF PROPERTIES AND BOOKS. (a) The Borrower shall permit the Collateral Agent and the Lender, through any of the Collateral Agent's or the Lender's designated representatives (at the Borrower's expense) to visit and inspect any of the properties of the Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Collateral Agent or the Lender may reasonably request.

     (b) Without limiting the rights of the Collateral Agent and the Lender under Section 6.9(a), above, the Borrower shall permit the Collateral Agent or the Lender, at the Borrower's expense, (i) to undertake periodic commercial finance examinations; and (ii) to obtain appraisals of the Borrower's assets in which the Lender has been granted a security interest, in form and substance and by appraisers reasonably satisfactory to the Collateral Agent and the Lender, all of the foregoing at such times and intervals as the Collateral Agent or the Lender may reasonably request.

     Section 6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will comply with, and will cause each of its Subsidiaries to comply with (a) all applicable material laws and regulations now or hereafter in effect wherever its business is conducted, including all applicable Environmental Laws in all material respects, (b) the provisions of its corporate charter and other charter documents and by-laws, (c) all material agreements and material instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, or financial condition of the Borrower and its Subsidiaries. If at any time while any Liability is Outstanding, any material authorization, consent, approval, permit or license from any officer, agency or instru mentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

     Section 6.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Credit Loans solely to finance Acquisitions permitted hereunder and for working capital purposes, PROVIDED THAT proceeds of the Credit Loans utilized to finance Acquisitions shall in no event exceed $15,000,000 in the aggregate.

     Section 6.12. BANK ACCOUNTS. The Borrower shall, and shall cause each of its Subsidiaries to, maintain a deposit and investment account with the Lender, if one is maintained by a Subsidiary.

     Section 6.13. FURTHER ASSURANCES. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Collateral Agent and the Lender and execute such further instruments and documents as the Lender or the Collateral Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Liability is Outstanding:

     Section 7.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or other wise, with respect to any Indebtedness other than:

          (1) Indebtedness to the Lender arising under any of the Loan
     Documents;

          (2) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (3) Indebtedness arising on account of short term (less than 90 days) borrowing from affiliates of the Borrower;

          (4) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.8;

          (5) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (6) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

          (7) Indebtedness existing on the date of this Agreement and listed and described on SCHEDULE 7.1 hereto.

          (8) Other Indebtedness not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time outstanding.

     Section 7.2. RESTRICTIONS ON LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

          (1) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

          (2) liens on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

          (3) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age epnsions or other social security obligations;

          (4) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 7.1(e);

          (5) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue;

          (6) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis.

          (7) presently outstanding liens listed on SCHEDULE 7.2 hereto; and

          (8) liens in favor of the Collateral Agent and the Lender under the Loan Documents.

          (9) Liens to secure Indebtedness not to exceed One Million Dollars ($1,000,000.00) in the aggregate at any time outstanding.

     Section 7.3. RESTRICTIONS ON INVESTMENTS. As long as any Liabilities are Outstanding, the Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments which constitute:

          (1) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

          (2) money market funds that mature within one (1) year from the date of purchase by the Borrower;

          (3) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00;

          (4) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; and

          (5) Investments existing on the date hereof and listed on SCHEDULE 7.3 hereto.

     Section 7.4. MERGER, CONSOLIDATION. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except
(i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or (ii) the merger or consolidation of two or more Subsidiaries of the Borrower, or (iii) Acquisitions, if (A) after giving effect to any Credit Loans made to the Borrower to fund any such Acquisition, Availability shall be at least Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), and (B) Credit Loans to fund any such Acquisition by the Borrower shall not in any fiscal year exceed, in the aggregate, the amount of Fifteen Million Dollars ($15,000,000.00), and (C) the Borrower will notify the Lender prior to entering into any Acquisition, and at such time as the aggregate of all Acquisitions during any fiscal year exceed Five Million Dollars ($5,000,000.00), each Acquisition thereafter is otherwise on terms reasonably satisfactory to the Lender (whose consent shall not be unreasonably withheld). For purposes of Subsection (c), above, those acquisitions described on SCHEDULE 7.4, below, are on terms satisfactory to the Lender.

     Section 7.5. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     Section 7.6. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except in material compliance with Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in material compliance with Environmental Laws, (c) generate or dispose of any Hazardous Substances on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release.

     Section 7.7. DISTRIBUTIONS. The Borrower will not make any Distributions in excess of Two Million Dollars ($2,000,000.00) during any fiscal year.

     Section 7.8. SUBSIDIARIES. Without limiting the provisions of Section 7.3, the Borrower shall not acquire, form, or otherwise invest in any Subsidiary, without the prior written consent of the Lender, which shall not be unreasonably withheld. Without limiting the foregoing, the Borrower acknowledges that the Lender's consent may be conditioned upon, among other things, the Lender's receipt of a guaranty of the Liabilities from such Subsidiary and the Collateral Agent's receipt of a security interest in the Subsidiary's capital stock and assets in order to secure the Liabilities.

     Section 7.9. FISCAL YEAR. The fiscal year of the Borrower and its Subsidiaries presently ends on March 31 of each year. The Borrower and its Subsidiaries shall not change their fiscal year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Lender, which consent shall not be unreasonably withheld or delayed.

     Section 7.10. LOANS AND ADVANCES. The Borrower will not and will not permit any of its Subsidiaries to, make any loans or advances to any Person, except for loans and advances which do not exceed in the aggregate Five Hundred Thousand Dollars ($500,000.00) at any time outstanding.

     8. CLOSING CONDITIONS. The agreement of the Lender to make the Credit Loans in accordance with the terms hereof shall be subject to satisfaction of the following conditions precedent:

     Section 8.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

     Section 8.2. CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. The Lender shall have received from the Borrower and from each Guarantor a copy, certified as of a recent date by the appropriate officer of the State in which such entity is organized to be true and complete, of the corporate charter and any other organization documents of such entity as in effect on such date of certification. The Borrower, each of its Subsidiaries, and each Guarantor shall furnish evidence satisfactory to the Lender that they are each duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires them to so qualify.

     Section 8.3. BY-LAWS; RESOLUTIONS. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower and each Guarantor true copies of their respective by-laws and the resolutions adopted by their respective boards of directors authorizing the transactions described herein, each certified by their respective secretary as of a recent date to be true and complete.

     Section 8.4. INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Lender shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such entity and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such entity, each of the Loan Documents to which the such entity is or is to become a party; (b) to make requests for Credit Loans and Conversion Requests; and (c) to give notices and to take other action on behalf of such entity under the Loan Documents.

     Section 8.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Collateral Agent for the benefit of the Lender a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Collateral Agent and the Lender.

     Section 8.6. INTENTIONALLY OMITTED

     Section 8.7. CORPORATE STRUCTURE. The Lender shall be satisfied in all respects with the legal structure and capitalization of the Borrower and its Subsidiaries and each Guarantor and all documentation relating thereto.

     Section 8.8. LITIGATION. There shall be no pending or threatened litigation involving the Borrower or any of its Subsidiaries or any Guarantor which, in the judgment of the Lender, could have a material adverse effect on the Borrower or any of its Subsidiaries or any Guarantor or the ability of the Borrower or its Subsidiaries or any Guarantor to perform their obligations under the Loan Documents, and no judgment, order, injunction or other similar injunction or other similar restraint prohibiting any of the transactions contemplated hereby shall exist.

     Section 8.9. EVIDENCE OF INSURANCE. The Collateral Agent shall have received evidence, in form, scope and substance and with such insurance carriers, satisfactory to the Collateral Agent, for all insurance policies required under any of the Loan Documents, naming the Collateral Agent as loss payee.

     Section 8.10. FINANCIAL STATEMENTS. The Lender shall have received such financial statements and other information and projections as the Lender shall have reasonably requested, and the information shall be satisfactory to the Lender.

     Section 8.11. COMPLIANCE WITH LAW. The Lender shall be satisfied that (i) the Borrower and each Guarantor has obtained all material and appropriate authorizations and approvals of all governmental authorities required for the due execution, delivery and performance by such entity of each of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by the Collateral Agent and the Lender of their respective rights and remedies under the Loan Documents and (ii) the Loans as well as all other transactions contemplated hereby, shall be in material compliance with, and shall have obtained all material and appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material agreement of Borrower and its Subsidiaries and each Guarantor.

     Section 8.12. OPINION OF COUNSEL CONCERNING ORGANIZATION AND LOAN DOCUMENTS. Each of the Lender and the Collateral Agent shall have received a favorable opinion addressed to the Lender and the Collateral Agent and dated as of the Closing Date, in form and substance satisfactory to the Lender and the Collateral Agent from Baer, Marks & Upham LLP.

     Section 8.13. PAYMENT OF FEES AND EXPENSES. The Borrower shall have paid to the Lender the closing fee pursuant to Section 3.1 and all expenses then due to the Collateral Agent and the Lender under Section 13 hereof.

     Section 8.14. GUARANTIES. The Lender shall have received unconditional joint and several Guaranties of the Liabilities from Toymax International, Inc. and from Kite, satisfactory in form and substance to the Lender.

     Section 8.15. PARTICIPATION AGREEMENT. The Lender shall have entered into a Participation Agreement with Congress on terms and conditions reasonably satisfactory to the Lender.

     Section 8.16. ADDITIONAL DOCUMENTS. The Borrower shall have provided such additional instruments and documents to the Collateral Agent and the Lender as the Lender and the Lender's counsel may have requested.

     9. CONDITIONS TO ALL BORROWINGS. The agreement of the Lender to make any Credit Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 9.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Credit Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be con tinuing. The Lender shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     Section 9.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make such Credit Loan.

     Section 9.3. GOVERNMENTAL REGULATION. The Lender shall have received such statements in substance and form reasonably satisfactory to the Lender as the Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 9.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in substance and in form to the Lender's and to the Collateral Agent's counsel, and the Lender, the Collateral Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Collateral Agent and the Lender may reasonably request.

     10. EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 10.1. EVENTS OF DEFAULT AND ACCELERATION THE OCCURRENCE OF ANY EVENT DESCRIBED IN THIS ARTICLE 10 RESPECTIVELY SHALL CONSTITUTE AN "EVENT OF DEFAULT", OR, IF THE GIVING OF NOTICE OR THE LAPSE OF TIME OR BOTH IS REQUIRED, THEN, PRIOR TO SUCH NOTICE OR LAPSE OF TIME, SUCH OCCURRENCE SHALL CONSTITUTE A "DEFAULT". NOTHING CONTAINED IN THIS ARTICLE 10, OR ELSEWHERE IN THIS AGREEMENT, SHALL AFFECT THE DEMAND NATURE OF THE LIABILITIES. THE OCCURRENCE OF AN EVENT OF DEFAULT SHALL NOT BE A PREREQUISITE FOR THE LENDER'S MAKING DEMAND OR REQUIRING PAYMENT OF SUCH LIABILITIES. Without limiting the rights of the Lender to make such demand for payment, the Lender shall have the right by notice in writing to the Borrower declare any and all Liabilities to become immediately due and payable without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, upon the occurrence of any such Event of Default.

          (1) the Borrower shall fail to pay any principal of the Credit Loans when the same shall become due and payable;

          (2) the Borrower shall fail to pay any interest on the Credit Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable;

          (3) the Borrower shall fail to comply with any of its covenants contained in Section 6 or Section 7 hereof or any of the covenants contained in any other Loan Documents for ten (10) days after written notice of such failure has been given to the Borrower by the Lender;;

          (4) the Borrower or any of its Subsidiaries shall fail to perform any other term, covenant or agreement contained herein (other than those specified elsewhere in this Section 10) for thirty (30) days after written notice of such failure has been given to the Borrower by the Lender;

          (5) any representation or warranty of the Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents is determined by the Lender to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (6) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any capitalized leases, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any capitalized leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or the Borrower or any of its Subsidiaries shall fail to observe or perform any term, covenant, or agreement contained in any material contract to which the Borrower is a party for such period of time as would permit any party to such material contract (assuming the giving of appropriate notice if required) to terminate such material contract, to the extent that any of the foregoing events has a material adverse effect on the business or financial condition of the Borrower;

          (7) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidi aries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or if not so approved, consented to, or acquiesced in, fail to obtain the dismissal thereof within thirty
     (30) days of filing;

          (8) The filing of any case or other proceeding against the Borrower or any of the Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (9) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $500,000.00;

          (10) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a final determination that, or issue a final judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (11) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred for which the notice requirement has not been waived, and the Lender shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC on such Guaranteed Pension Plan in an aggregate amount exceeding $100,000.00 and (i) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or (iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (12) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiaries;

          (13) there shall have occurred any material adverse change, as determined by the Lender in good faith, in or to the assets, liabilities, financial condition, business operations, or prospects of the Borrower and its Subsidiaries, taken as a whole; or

          (14) Any change in the ownership of the capital stock of the Borrower.

          (15) the occurrence of any of the events described in this Article 10 with respect to any Guarantor as if such Guarantor were the "Borrower", as set forth above.

     Section 10.2. TERMINATION OF CREDIT LOANS. If any one or more Events of Default specified in Section 10.1(g) or Section 10.1(h) shall occur, the Lender shall be relieved of any agreement to make Credit Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Credit Loans to be made on such Drawdown Date are not satisfied, the Lender may by notice to the Borrower, immediately relieve the Lender of all further agreements to make Credit Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Liabilities or any of its existing obligations to the Lender arising under other agreements or instruments.

     Section 10.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have made DEMAND upon the Borrower for the payment in full of the Liabilities, the Lender and/or the Collateral Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, including to the full extent permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender or the Collateral Agent. No remedy herein conferred upon the Lender or the Collateral Agent is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the terms of Section 10.2 or 10.3 or elsewhere in this Agreement to the contrary, upon the occurrence of any Event of Default with respect to Kite, provided that no L/Cs are then outstanding naming Kite as account party, and there are no amounts due by Kite to the Lender under any L/C Agreements, then the sole remedy of the Lender shall be limited to the termination of any agreement of the Lender to issue L/Cs for the account of Kite.

     Section 10.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Collateral Agent or the Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be turned over to the Lender for application as follows:

          (1) First, to the payment of, or (as the case may be) the reimbursement of, the Collateral Agent and the Lender for or in respect of their respective reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Collateral Agent or the Lender in connection with the collection of such monies by the Collateral Agent or the Lender, for the exercise, protection or enforcement by the Collateral Agent or the Lender of all or any of the rights, remedies, powers and privileges of the Collateral Agent or the Lender under this Agreement or any of the other Loan

     Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Collateral Agent or the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Collateral Agent or the Lender to such monies;

          (2) Second, to all other Liabilities in such order or preference as the Lender may determine; PROVIDED, however, that the Lender may in its discretion make proper allowance to take into account any Liabilities not then due and payable;

          (3) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender and the Collateral Agent of all of the Liabilities, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

          (4) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     11. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from the Lender or the Collateral Agent to the Borrower and any securities or other property of the Borrower in the possession of the Lender or the Collateral Agent may be applied to or set off against the payment of Liabilities and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender or the Collateral Agent. The Collateral Agent and the Lender agree with each other that
(a) if an amount to be set off is to be applied to Indebtedness of the Borrower to the Collateral Agent or the Lender, other than Indebtedness evidenced by the Loan Documents, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Loan Documents, and (b) if the Collateral Agent or the Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Loan Documents by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Liabilities any amount in excess of its ratable portion of the payments received by the other under the Loan Documents, such Person will make such disposition and arrangements with the other with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each receiving in respect of the Liabilities its propor tionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Person, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     12. THE COLLATERAL AGENT.

     Section 12.1. AUTHORIZATION. The Collateral Agent is authorized to take such action on behalf of the Lender and to exercise all such powers as are hereunder and under any of the other Loan Documents delegated to such Collateral Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Collateral Agent. The relationship between the Collateral Agent and the Lender is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Collateral Agent as a trustees for the Lender.

     Section 12.2. EMPLOYEES AND AGENTS. The Collateral Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower and if not paid by the Borrower shall be paid by the Lender.

     Section 12.3. NO LIABILITY. Neither the Collateral Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting it in its duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that such Collateral Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 12.4. NO REPRESENTATIONS. The Collateral Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Note, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Note, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Note, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Note. The Collateral Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of the Note shall have been duly authorized or is true, accurate and complete. The Collateral Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lender, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. The Lender acknowledges that it has, independently and without reliance upon the Collateral Agent, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     Section 12.5. PAYMENTS.

     (1) The Collateral Agent agrees promptly to distribute to the Lender all payments received by the Collateral Agent for the account of the Lender except as otherwise expressly provided herein or in any of the other Loan Documents.

     (2) If in the opinion of the Collateral Agent the distribution of any amount received by it in such capacity hereunder, under the Note or under any of the other Loan Documents could reasonably be expected to involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Collateral Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Collateral Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     Section 12.6. INDEMNITY. The Lender agrees hereby to indemnify and hold harmless the Collateral Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Collateral Agent has not been reimbursed by the Borrower as required by Section 13), and liabilities of every nature and character arising out of or related to this Agreement, the Note, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Collateral Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Collateral Agent's willful misconduct or gross negligence.

     Section 12.7. RESIGNATION. The Collateral Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Lender and the Borrower. Upon any such resignation, the Lender shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Lender and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lender, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

     Section 12.8. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Liabilities shall have oc curred, the Collateral Agent shall, if (a) so requested by the Lender and (b) the Lender has provided to the Collateral Agent such additional indemnities and assurances against expenses and liabilities as the Collateral Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Lender may direct the Collateral Agent in writing as to the method and the extent of any such sale or other disposition, the Lender hereby agreeing to indemnify and hold the Collateral Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Collateral Agent need not comply with any such direction to the extent that the Collateral Agent reasonably believes the Collateral Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 12.9. COMPENSATION. The Collateral Agent shall not be entitled to any compensation for serving in such capacity hereunder.

     13. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement and the other Loan Documents, (b) any taxes (including any interest and penalties in respect thereto) payable by the Collateral Agent or the Lender (other than taxes based upon the Collateral Agent's or the Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Collateral Agent or the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Collateral Agent and the Lender with respect thereto), (c) all reasonable appraisal fees (as set forth in Section 6.9(b), above), and the reasonable fees, expenses and disbursements of the Collateral Agent's and the Lender's counsel or any local counsel to the Collateral Agent or the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and dis bursements of the Collateral Agent and the Lender incurred by the Collateral Agent and the Lender in connection with the preparation, administration or interpretation of the Loan Documents, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and the reasonable fees and costs of appraisers, investment bankers or other experts retained by the Lender or the Collateral Agent in connection with any such enforcement proceedings) incurred by the Lender or the Collateral Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's or the Collateral Agent's relationship with the Borrower or any of its Subsidiaries and
(f) all reasonable fees, expenses and disbursements of the Lender or the Collateral Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 13 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

     14. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Collateral Agent and the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan

Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Credit Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that neither the Lender nor the Collateral Agent shall be entitled to indemnification (including the fees and expenses of its counsel) if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that the Lender or the Collateral Agent acted with gross negligence, in bad faith or with willful misconduct. In litigation, or the preparation therefor, the Lender and the Collateral Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 14 shall survive the repayment of the Credit Loans and the termination of the obligations of the Lender hereunder.

     15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries (as set forth on Schedule 15, annexed hereto), shall be deemed to have been relied upon by the Lender and the Collateral Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of any of the Credit Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the agreements of the Lender hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Lender or the Collateral Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     16. ASSIGNMENT AND PARTICIPATION.

     Section 16.1. PLEDGE BY LENDER. The Lender may freely assign or participate all or a portion of its interests, rights and obligations under this Agreement, PROVIDED THAT, as long as no Event of Default then exists, the Borrower shall have the right to approve such assignment (which approval shall not be unreasonably withheld or delayed).

     Section 16.2. PLEDGE TO FEDERAL RESERVE. The Lender may at any time (without notice to, or consent from, the Borrower) pledge all or any portion of its interest and rights under this Agree ment (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     Section 16.3. NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Lender.

     Section 16.4. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices the Lender may disclose information obtained by the Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     17. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement, the Note or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (1) if to the Borrower, at 125 East Bethpage Road, Plainview, New York 11803, Attention: Mr. William A. Johnson, Chief Financial Officer (Telecopier: 516-391- 9149), or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

          (2) if to the Lender, at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Mr. L. Daniel Lobdell, Vice President (Telecopier:
     617-310-5774), or such other address for notice as the Lender shall last have furnished in writing to the Borrower.

          (3) if to the Collateral Agent, at 1133 Sixth Avenue, New York, New York 10036, Attention: Steven Forleiter, Vice President (Telecopier:
     212-545-4540), or such other address for notice as the Collateral Agent shall last have furnished in writing to the Borrower.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile (with confirmation of receipt) and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     18. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN) ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION
17. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     19. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     20. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     21. ENTIRE AGREEMENT, ETC. The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 23.

     22. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER, THE LENDER AND THE COLLATERAL AGENT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER , THE LENDER, AND THE COLLATERAL AGENT EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY,

PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENTS OR ATTORNEY OF THE LENDER OR THE COLLATERAL AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER OR THE COLLATERAL AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE COLLATERAL AGENT AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     23. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. Notwithstanding the foregoing, the provisions of Section 12 may not be amended without the written consent of the Collateral Agent.

     No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Collateral Agent or the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     24. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any juris diction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                             "Borrower"
                                             TOYMAX, INC.


                                        By:  /s/ William A. Johnson, Jr.
                                             ----------------------------------
                                             Name: William A. Johnson, Jr.
                                             Title: Senior Vice President--
                                                    Chief Financial Officer

                                             "Collateral Agent"

                                             CONGRESS TALCOTT CORPORATION,
                                             as Collateral Agent


                                        By:  /s/ Steven Forleiter
                                             ----------------------------------
                                             Name: Steven Forleiter
                                             Title: Vice President

                                             "Lender"
                                             STATE STREET BANK AND TRUST
                                             COMPANY

                                        By:  /s/ L. Dan Lobdell
                                             ----------------------------------
                                             Name: L. Dan Lobdell
                                             Title: Vice President

     The undersigned joins in the execution of this Agreement for the purpose of agreeing to the terms of Article 2 as they relate to the undersigned.

                                             GO FLY A KITE, INC.

                                        By:  /s/ William A. Johnson, Jr.
                                             ----------------------------------
                                             Name: William A. Johnson, Jr.
                                             Title: Chief Financial Officer